Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Investor Relations

Katie Turner

ICR, Inc.

646-277-1228

Katie.Turner@icrinc.com

HQ Sustainable Maritime Industries, Inc. Announces Pricing of Follow-On Offering

SEATTLE, WA., August 10, 2010—- HQ Sustainable Maritime Industries, Inc. (NYSE Amex: HQS) (“HQS” or the “Company”), a leading producer of functional, sustainable Tilapia biomass, including fish and personal healthcare products, today announced the pricing of a follow-on public offering of 3,202,999 units at $3.6125 per unit for an aggregate of 3,202,999 shares of common stock and warrants to acquire 1,601,499 shares of common stock. Each unit consists of one common share and 0.5 of a warrant, with a per share exercise price of $4.5156.

The Company will receive $11,570,834 million in gross proceeds, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company. The Company expects to use these proceeds for general corporate purposes, including investments in its Marine Bio and Healthcare Products segment. The offering is expected to close on August 13, 2010.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS), acted as sole book-running manager for the offering. The offering of these securities is being made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from the SEC’s website, www.sec.gov, or from Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, 9th Floor, New York, NY, 10022-4312, Telephone: (212) 308-9494.

A shelf registration statement relating to the offering of these securities has previously been filed with the U.S. Securities and Exchange Commission and which became effective on January 26, 2010. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About HQ Sustainable Maritime Industries, Inc.

HQ Sustainable Maritime Industries, Inc. is a leader in the production and marketing of functional, sustainable, biomass products focused on Tilapia aquaculture through vertically integrated operations. HQS practices cooperative farming of sustainable aquaculture using all-natural enriched feeds. The Company produces and sells wholesale feed products as well as retail focused nutraceutical and health products, including its Omojo branded health products through direct and franchise sales in China. Additionally, the Company produces and sells Lillian’s Healthy Gourmet Meals and other fish products in the United States. The Company conducts fish processing, production and sales with operations based in the island province of Hainan, in the South China Sea. The Company holds HACCP and GMP certification from the U.S. FDA and the EU Code assignment of quality, permitting its products to be sold in these international markets. It has also achieved the ISO 9001 quality management system standards certification and the ISO 22000 certification for quality in food safety. The Aquaculture Certification Council, Inc. certified that HQS Tilapia farming and processing standards met Best Aquaculture Practices and Moody International Certification Ltd. The Company’s certified co-op farming and processing are in conformity with the new Global G.A.P., the Global Partnership for Good Agriculture Practice, standards for Tilapia. The Chinese government gave organic certification to the Company’s Tilapia processing, production, labeling, marketing and management system. In addition to headquarters in Seattle, HQ has operational offices in Wenchang, Hainan. The Company’s website is: http://www.hqfish.com

Safe Harbor Statement

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HQ Sustainable Maritime Industries, Inc. to be materially different from those expressed or implied by such forward- looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to the Company’s ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under “Search for Company Filings.”